 Exhibit 99.1

EQUIPMENT AND CORPORATE
INFRASTRUCTURE FUND FOURTEEN, L.P.

PORTFOLIO OVERVIEW

SECOND QUARTER

2010

Letter from the CEOs                                                                                                                                                              As of october 1, 2010

Dear investor in ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.:

We write to briefly summarize our activity for the second quarter of 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our investment manager’s website, www.iconcapital.com.

Fund Fourteen’s offering period commenced on May 18, 2009.  Fund Fourteen raised $132,245,148 in capital contributions through June 30, 2010.  As of June 30th, we had invested $58,389,9181 of capital, or 50.14% of capital available for investment, in business-essential equipment and corporate infrastructure.  Fund Fourteen did not have any leveraged investments through the second quarter of 2010.  Further, our distribution coverage ratio2 for the six months ended June 30th was 277.2%.  As of June 30th, Fund Fourteen held $60,050,608 of capital available for future investments.  Fund Fourteen collected 100%3 of all scheduled rent and loan receivables due for the second quarter of 2010.

We have continued to take advantage of the banks curtailed lending by making some quality investments in business-essential equipment and corporate infrastructure.  During the second quarter of 2010, we entered into a secured term loan agreement with affiliates of Palmali Holding Company Limited that will be secured by two Aframax tanker vessels, the Shah Deniz and the Absheron, and purchased fifteen motor coach buses and leased them to affiliates of Coach America Holdings, Inc.  We invested $6,164,022 of total equity in the second quarter of 20104.

We believe that there will be many excellent opportunities for us to continue to deploy our equity in well structured deals secured by business-essential equipment and corporate infrastructure, as traditional lenders are still fairly reluctant to lend in the current economic climate.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

1 Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.
2 Distribution coverage ratio is the ratio of inflows from investments divided by paid distributions, not taking into account fees and operating expenses.
3 Collections as of August 16, 2010.
4 Pursuant to Fund Fourteen’s financials, prepared in accordance with US GAAP.

ICON EQUIPMENT AND CORPORATE INFRASTRUCTURE
FUND FOURTEEN, L.P.
Second Quarter 2010 Portfolio Overview

We are pleased to present ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.’s (the “Fund”) Portfolio Overview for the second quarter of 2010.  References to “we,” “us” and “our” are references to the Fund, references to the “General Partner” are references to the general partner of the Fund, ICON GP 14, LLC, and references to the “Investment Manager” are references to the investment manager of the Fund, ICON Capital Corp.

The Fund

Our offering period commenced on May 18, 2009 and is anticipated to end no later than May 2011.  From our initial offering through June 30, 2010, we raised $132,245,148 in capital contributions.

During the second quarter of 2010, we were in our offering period, during which time we raise capital through the sale of our limited partnership interests and also invest in business-essential equipment and corporate infrastructure.  Cash generated from these investments is used to make distributions to our limited partners.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to limited partners.

At the close of our offering period, we will enter our operating period, during which time we anticipate continuing to invest our offering proceeds and cash generated from operations.  Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our General Partner’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time the leases and loans we own will mature or be sold in the ordinary course of business.

Recent Transactions

•
On June 30, 2010, we, through our wholly-owned subsidiary, ICON Palmali 14, LLC (“ICON Palmali 14”), and ICON Leasing Fund Twelve, LLC, an entity managed by our Investment Manager (“Fund Twelve”), through its wholly-owned subsidiary, ICON Palmali 12, LLC (“ICON Palmali 12”), participated in a $96,000,000 loan facility by making second priority secured term loans to Ocean Navigation 5 Co. Ltd. and Ocean Navigation 6 Co. Ltd. (collectively, “Ocean Navigation”) for the purchase of two Aframax tanker vessels, the Shah Deniz and the Absheron (each a “Palmali Vessel,” and collectively, the “Palmali Vessels”).  On July 28, 2010 and September 14, 2010, ICON Palmali 14 and ICON Palmali 12 made loans in the aggregate amounts of $14,400,000 and $9,600,000, respectively, to Ocean Navigation.  Interest on the loans accrues at a rate of 15.25% per year and is payable quarterly in arrears for a period of six years from the delivery date of each Palmali Vessel.  Ocean Navigation has the option to prepay the loans in whole or in part following the third anniversary of the date of the first advance for each Palmali Vessel.  In connection with the loans, ICON Palmali 14 and ICON Palmali 12 collected (i) arrangement fees in the amounts of $360,000 and $240,000, respectively, and (ii) unused commitment fees in the aggregate amounts of approximately $38,000 and approximately $25,000, respectively.  The loans are secured by, among other things, second priority security interests in (i) the Palmali Vessels, (ii) the earnings from the Palmali Vessels, and (iii) the equity interests of Ocean Navigation. In addition, ICON Palmali 14 and ICON Palmali 12 will receive additional security for the loans with a fair market value of not less than $10,000,000 within twelve months of the date of the loan agreement. All of Ocean Navigation’s obligations are guaranteed by its direct and indirect parent companies and affiliates, Palmali Holding Company Limited, Palmali International Holding Company Limited, Palocean Shipping Limited and Ocean Holding Company Limited.  We paid an acquisition fee to our Investment Manager in the amount of approximately $1,735,500 relating to ICON Palmali 14’s investment in this transaction.

•
On September 1, 2010, we, along with Fund Twelve, made a secured term loan to EMS Enterprise Holdings, LLC, EMS Holdings II, LLC, EMS Engineered Materials Solutions, LLC, EMS CUP, LLC and EMS EUROPE, LLC (collectively, “EMS”) in the aggregate amount of $8,000,000.  The Fund and Fund Twelve contributed $4,800,000 and $3,200,000, respectively, to make the loan.  The loan is secured by, among other things, (i) a first priority security interest in all of EMS’s existing and hereafter acquired U.S. assets (excluding accounts receivable and inventory) including, but not limited to, all equipment used in EMS’s metal cladding operation consisting of furnaces, rolling mills, winders, slitters and production lines, as well as all contract rights, patents and licenses, (ii) a first priority mortgage over real property located in Hamburg, Pennsylvania, (iii) a pledge of the equity of EMS, and (iv) a second priority security interest in all of EMS’s accounts receivable and inventory.  Interest on the loan accrues at a rate of thirteen percent per year and is payable monthly in arrears for a period of forty-eight months.  EMS will make interest only payments for the first six months, followed by forty-two monthly payments of principal and interest.  EMS has the option to prepay the loan in full at any time after thirty-six months in consideration for a fee of 3% of the outstanding principal amount.  In connection with the loan, the Fund and Fund Twelve collected a closing fee in the aggregate amount of $160,000.  Throughout the term of the loan, the Fund and Fund Twelve will collect an annual collateral monitoring fee in the aggregate amount of $80,000 on the anniversary of the loan.  In the event that EMS prepays the loan, the annual collateral monitoring fees will be due upon prepayment by EMS.  We paid an acquisition fee to our Investment Manager in the amount of $120,000 relating to the Fund’s investment in this transaction.

•
On September 24, 2010, we, along with Fund Twelve, participated in an approximately $150,000,000 loan facility by making a secured term loan to Northern Crane Services Inc. (“Northern Crane”) in the aggregate amount of $15,000,000.  The Fund and Fund Twelve contributed $5,250,000 and $9,750,000, respectively, to make the loan.  The loan is secured by, among other things, a second priority security interest in all of the assets of Northern Crane and its subsidiaries, consisting of (i) lifting and transportation equipment such as all-terrain, crawler, rough terrain, carry deck/hydraulic, and boom truck cranes, heavy haul tractors, and multi-axle platform trailers, (ii) accounts receivable, (iii) any other existing or future assets owned by Northern Crane and its subsidiaries, and (iv) a pledge of the equity of Northern Crane and its subsidiaries.  Interest on the loan accrues at a rate of 15.75% per year and is payable quarterly in arrears for a period of fifty-four months beginning on October 1, 2010.  With the final payment, the Fund and Fund Twelve will receive a one time balloon payment in the aggregate amount of 32.50% of the outstanding loan amount.  Northern Crane has the option to prepay the loan (in whole or at least $5,000,000) between months nineteen and thirty-six in consideration for a fee of 3% of the outstanding principal amount.  There is no fee if the loan is prepaid between months thirty-seven and fifty-four.  In connection with the loan, the Fund and Fund Twelve collected (i) closing fees in the amounts of $105,000 and $195,000, respectively, and (ii) interim interest in the amounts of $16,078 and $29,859, respectively, for the period from September 24th through September 30th.   All of Northern Crane’s and its subsidiaries obligations under the loan are guaranteed by their ultimate parent company, NC Services Group Ltd. and its subsidiaries.  We paid an acquisition fee to our Investment Manager in the amount of $490,000 relating to the Fund’s investment in this transaction.

•
On September 27, 2010, we, through our wholly-owned subsidiary, ICON SE, LLC (“ICON SE”), participated in an approximately $46,000,000 loan facility by making a secured term loan to SE Shipping Lines Pte. Ltd. (“SE Shipping”) for the purchase of a new build heavy lift vessel and accompanying equipment (the “Vessel”).  The aggregate principal amount of ICON SE’s loan is $18,000,000 and will be made to SE Shipping in six installments.  Each installment will be made on the basis of certain building milestones having been met, but no installment shall occur after November 27, 2012.  The loan is secured by (i) an assignment of the building contract and refund guarantee, (ii) an assignment of the contract of affreightment in respect of the Vessel, (iii) a first priority security interest over a bank account in which SE Shipping will deposit $1,000,000 as security for the benefit of ICON SE, (iv) a second priority security interest in the Vessel, and (v) a second priority security interest in the earnings from the Vessel and any insurance proceeds.  Interest on the loan accrues at a rate of 18% per year and is payable monthly in arrears for a period of twenty-four months from the delivery date of the Vessel.  With the final payment, ICON SE will receive a one time balloon payment equal to 76% of the amount of the loan then outstanding as of the delivery date of the Vessel.  SE Shipping has the option to prepay the loan in full at any time prior to the delivery date of the Vessel in consideration for a fee of 4% of the outstanding principal amount and accrued interest.  SE Shipping may not prepay the loan after the delivery date of the Vessel.  In connection with the loan, ICON SE will collect a commitment fee at a rate of 2% per year on the undrawn loan amount from September 27, 2010 until the earlier of the (i) final drawing, (ii) date of any voluntary prepayment prior to the delivery date of the Vessel, (iii) delivery date of the Vessel, and (iv) November 27, 2010.  All of SE Shipping’s obligations under the loan will be guaranteed by a bank acceptable to ICON SE.  We paid an acquisition fee to our Investment Manager in the amount of approximately $1,160,000 relating to this transaction.

•
On September 29, 2010, we, through our wholly-owned subsidiaries, ICON Amazing, LLC (“ICON Amazing”) and ICON Fantastic, LLC (“ICON Fantastic”), purchased the supramax bulk carrier vessels, Amazing and Fantastic, from Amazing Shipping Ltd. (“ASL”) and Fantastic Shipping Ltd. (“FSL”), each a wholly owned subsidiary of Geden Holdings Limited (“Geden”), for the aggregate purchase price of $67,000,000.  Simultaneously with the purchases, the Amazing and Fantastic were bareboat chartered back to ASL and FSL for a period of seven years commencing on October 1, 2010.  The purchase price consisted of $23,435,000 in cash and a non-recourse loan in the amount of $43,550,000.  ASL and FSL may purchase the Amazing and Fantastic following the (i) fourth anniversary of the charter for the amount of $26,500,000 per vessel, (ii) fifth anniversary of the charter for the amount of $25,500,000 per vessel, or (iii) sixth anniversary of the charter for the amount of $23,500,000 per vessel.  If ASL and FSL do not exercise their respective purchase options, they must each purchase their respective vessels at the end of the bareboat charter for $21,500,000. In connection with the transaction, the Fund collected an arrangement fee in the amount of $670,000.  All of ASL’s and FSL’s obligations under the bareboat charters are guaranteed by Geden.  We paid an acquisition fee to our Investment Manager in the aggregate amount of $1,675,000 relating to these transactions.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of June 30, 2010, our portfolio consisted primarily of the following investments.

•
We, through ICON Atlas, LLC (“ICON Atlas”), a joint venture owned 40.53% by us, 49.54% by Fund Twelve and 9.93% by an unaffiliated third party, purchased four Ariel natural gas driven gas compressors and four Ariel electric driven gas compressors from AG Equipment Co. for the aggregate purchase price of approximately $11,298,000.  Simultaneously with the purchases, ICON Atlas entered into a forty-eight month lease with Atlas Pipeline Mid-Continent, LLC (“Atlas”) that expires on August 31, 2013.  The obligations of Atlas are guaranteed by its parent company, Atlas Pipeline Partners, L.P.

•
ICON ION, LLC (“ICON ION”), a joint venture owned 42.616% by us, 52.087% by Fund Twelve and 5.297% by an unaffiliated third party, was formed for the purpose of making secured term loans to ARAM Rentals Corporation and ARAM Seismic Rentals, Inc. (collectively, the “ARAM Borrowers”) in the aggregate amount of $20,000,000. The ARAM Borrowers are wholly-owned subsidiaries of ION Geophysical Corporation (“ION”).  The loans are secured by (i) a first priority security interest in all of the ARAM analog seismic system equipment owned by the ARAM Borrowers, and (ii) a pledge of all equity interests in the ARAM Borrowers.  In addition, ION guaranteed all of the obligations of the ARAM Borrowers under the loans.  The loans are payable monthly for a period of sixty months, beginning on August 1, 2009.

•
We, through ICON Exopack, LLC (“ICON Exopack”), our wholly-owned subsidiary, purchased a 3-layer blown film extrusion line and an eight color 48” – 52” flexographic printing press from Exopack, LLC (“Exopack”) for the aggregate purchase price of approximately $6,376,000.   Simultaneously with the purchases of the equipment, ICON Exopack entered into leases with Exopack.  The leases are for periods of sixty months, which expire on July 31, 2014 and September 30, 2014, respectively.  The obligations of Exopack are guaranteed by its parent company, Exopack Holding Corp.

•
We, through our wholly-owned subsidiary, ICON Northern Leasing III, LLC (“ICON NL III”), provided a senior secured term loan in the aggregate amount of approximately $9,860,000 to Northern Capital Associates XVIII, L.P. (“NCA XVIII”), Northern Capital Associates XV, L.P. (“NCA XV”) and Northern Capital Associates XIV, L.P. (“NCA XIV”).  The loan is secured by (i) an underlying pool of leases for credit card machines of NCA XVIII; (ii) an underlying pool of leases for credit card machines of NCA XV (subject only to the first priority security interest of ICON Northern Leasing II, LLC (“ICON NL II”)), and (iii) an underlying pool of leases for credit card machines of NCA XIV (subject only to the first priority security interest of ICON Northern Leasing, LLC and second priority security interest of ICON NL II).  Interest on the secured term loan accrues at a rate of 18% per year.  The loan is payable monthly in arrears for a period of forty-eight months.  The obligations of NCA XVIII, NCA XV and NCA XIV are guaranteed by Northern Leasing Systems, Inc.

•
We, through our wholly-owned subsidiary, ICON Coach II, LLC (“ICON Coach II”), agreed to purchase and lease back twenty-six (26) 2010 MCI J4500 motor coach buses for the aggregate purchase price of approximately $10,370,000.  ICON Coach II entered into a sixty-month lease with Dillon's Bus Service, Inc. (“DBS”) and Lakefront Lines, Inc. (“Lakefront”) that commenced on June 1, 2010.  Simultaneously with the execution of the lease, ICON Coach II purchased eleven (11) 2010 MCI J4500 motor coach buses from Motor Coach Industries, Inc. (“MCI”) for the purchase price of $4,502,715 and leased the buses to DBS.  On May 13, 2010, ICON Coach II purchased fifteen (15) 2010 MCI J4500 motor coach buses from MCI for the purchase price of $5,865,450 and simultaneously leased the buses to Lakefront.  Lakefront paid interim rent in the amount of approximately $55,000 from May 13, 2010 through May 31, 2010.  On August 19, 2010, ICON Coach II amended the lease to add CUSA GCT, LLC (“CUSA GCT”) as a co-lessee.  The obligations of DBS, Lakefront and CUSA GCT are guaranteed by Coach America Holdings, Inc. and CUSA, LLC.

•
We, through ICON Quattro, LLC (“ICON Quattro”), a joint venture owned 40.195% by us, 49.127% by Fund Twelve and 10.678% by an unaffiliated third party, participated in a £24,800,000 loan facility by making a second priority secured term loan to Quattro Plant Limited (“Quattro Plant”), a wholly-owned subsidiary of Quattro Group Limited (“Quattro Group”), in the amount of £5,800,000.  The loan is secured by (i) all of Quattro Plant’s rail support construction equipment, which consists of railcars, attachments to railcars, bulldozers, excavators, tractors, lowboy trailers, street sweepers, service trucks, forklifts and any other existing or future asset owned by Quattro Plant, (ii) all of Quattro Plant’s accounts receivable, and (iii) a mortgage over certain real estate in London, England owned by the majority shareholder of Quattro Plant.  In addition, ICON Quattro received a key man insurance policy insuring the life of the majority shareholder of Quattro Plant in the amount of £5,500,000.  All of Quattro Plant’s obligations under the loan are guaranteed by Quattro Group and its subsidiaries, Quattro Hire Limited and Quattro Occupational Academy Limited.  Interest on the secured term loan accrues at a rate of 20% per year and the loan will be amortized to a balloon payment of 15% at the end of the term.  The loan is payable monthly in arrears for a period of thirty-three months, which began on January 1, 2010.  Quattro Plant has the option to prepay the entire outstanding amount of the loan beginning January 1, 2012 in consideration for a fee of 5% of the amount being prepaid.

•
We, through ICON Global Crossing VI, LLC, a joint venture owned 90.92% by us and 9.08% by an unaffiliated third party, own telecommunications equipment that is subject to various leases with Global Crossing Telecommunications, Inc.  We paid purchase prices in the amounts of approximately $5,323,000, approximately $2,140,000 and approximately $4,300,000 for the equipment and their respective leases are each set to expire on September 30, 2012, November 30, 2012, and February 28, 2013.

Revolving Line of Credit

We and certain entities managed by our Investment Manager, ICON Income Fund Eight B L.P., ICON Income Fund Nine, LLC, ICON Income Fund Ten, LLC (“Fund Ten”), ICON Leasing Fund Eleven, LLC, and Fund Twelve (collectively, the “ICON Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the ICON Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at June 30, 2010 was 4.0%.  Aggregate borrowings by all ICON Borrowers under the Facility amounted to $1,350,000 at June 30, 2010, all of which was attributable to Fund Ten.  Subsequent to June 30, 2010, Fund Ten repaid the entire loan balance.

Transactions with Related Parties

We have entered into certain agreements with our General Partner, our Investment Manager and ICON Securities Corp. (“ICON Securities”), a wholly-owned subsidiary of our Investment Manager, whereby we pay certain fees and reimbursements to these parties.  ICON Securities is entitled to receive a 3% underwriting fee from the gross proceeds from sales of our limited partnership interests, of which up to 1% may be paid to unaffiliated broker-dealers as a fee for their assistance in marketing the Fund and coordinating sales efforts.

We pay our Investment Manager (i) a management fee equal to 3.5% of the gross periodic payments due and paid from our investments, and (ii) acquisition fees, through the end of the operating period, equal to 2.5% of the total purchase price of our investments.  The purchase price includes the cash paid, indebtedness incurred, assumed or to which our gross revenues from the investment are subject and/or the value of the equipment secured by or subject to such investment, and the amount of the related acquisition fees on such investment, plus that portion of the expenses incurred by our General Partner or its affiliates in making investments on an arm’s length basis with a view to transferring such investments to us, which is allocated to the investments in question in accordance with allocation procedures employed by our General Partner or such affiliate from time to time and within generally accepted accounting principles.

In addition, we reimburse our General Partner and its affiliates for organizational and offering expenses incurred in connection with our organization and offering.  The reimbursement of these expenses will be capped at the lesser of 1.44% of the gross offering proceeds (assuming all of our limited partnership interests are sold in the offering) and the actual costs and expenses incurred by our General Partner and its affiliates.  Accordingly, our General Partner and its affiliates may ultimately be reimbursed for less than the actual costs and expenses incurred.  These costs may include, but are not limited to, legal, accounting, printing, advertising, administrative, investor relations and promotional expenses for registering, offering and distributing our limited partnership interests to the public.  Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.

Our General Partner and its affiliates also perform certain services relating to the management of our portfolio.  Such services include, but are not limited to, credit analysis and underwriting, receivables management, portfolio management, accounting, financial and tax reporting, and remarketing and marketing services.

In addition, our General Partner and its affiliates are reimbursed for administrative expenses incurred in connection with our operations.  Administrative expense reimbursements are costs incurred by our General Partner or its affiliates that are necessary to our operations.  These costs include our General Partner’s and its affiliates’ legal, accounting, investor relations, and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our General Partner.

Our General Partner also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our General Partner in the amounts of $21,419 and $36,354 for the three and six months ended June 30, 2010, respectively.  Additionally, our General Partner’s interest in our net loss for the three and six months ended June 30, 2010 was $3,374 and $3,269, respectively.

Fees and other expenses paid or accrued by us to our General Partner or its affiliates were as follows:

			Three Months Ended	Period from June 19, 2009 (Commencement of Operations) through	Six Months Ended	Period from June 19,2009 (Commencement of Operations) through
Entity	Capacity	Description	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
ICON Capital Corp.	Investment Manager	Organizational and offering
		expense reimbursements (1)	$453,374	$1,057,232	$656,787	$1,057,232
ICON Securities Corp.	Dealer-Manager	Underwriting fees (2)	956,237	149,112	1,850,567	149,112
ICON Capital Corp.	Investment Manager	Acquisition fees (3)	1,735,500	-	2,480,832	-
ICON Capital Corp.	Investment Manager	Management fees (4)	129,460	-	208,071	-
ICON Capital Corp.	Investment Manager	Administrative expense
		reimbursements (4)	1,602,823	418,366	2,543,400	418,366
			$4,877,394	$1,624,710	$7,739,657	$1,624,710

(1) Amount capitalized and amortized to partners’ equity.
(2) Amount charged directly to partners’ equity.
(3) Amount capitalized and amortized to operations over the estimated service period in accordance with the Partnership’s accounting policies.
(4) Amount charged directly to operations.

At June 30, 2010, we had a payable of $874,577 due to our General Partner and its affiliates that primarily consisted of administrative expense reimbursements in the amount of $537,000 and organizational and offering expense reimbursements of approximately $218,000.

From July 1, 2010 to August 6, 2010, we raised an additional $11,919,200 in capital contributions and have paid or accrued underwriting fees to ICON Securities in the amount of $327,249.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Balance Sheets

Assets

	June 30,
	2010	December 31,
	(unaudited)	2009
Cash and cash equivalents	$60,711,834	$27,074,324
Net investment in finance lease	4,044,935	-
Leased equipment at cost (less accumulated depreciation of
$2,219,871 and $649,453, respectively)	22,587,488	13,530,536
Notes receivable	9,630,431	-
Investments in joint ventures	15,810,424	17,742,829
Deferred charges, net	1,292,601	1,186,369
Other assets, net	2,422,227	33,006

Total Assets	$116,499,940	$59,567,064

Liabilities and Equity

Liabilities:
Deferred revenue	$1,089,663	$227,161
Due to General Partner and affiliates	874,577	566,964
Accrued expenses and other liabilities	1,713,791	157,889

Total Liabilities	3,678,031	952,014

Commitments and contingencies

Equity:
Partners’ (Deficit) Equity
Limited Partners	111,957,077	58,640,528
General Partner	(65,106)	(25,478)

Total Partners’ Equity	111,891,971	58,615,050

Noncontrolling Interest	929,938	-

Total Equity	112,821,909	58,615,050

Total Liabilities and Equity	$116,499,940	$59,567,064

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Operations
(unaudited)

		Period from June 19, 2009 (Commencement of Operations) through June 30, 2009		Period from June 19, 2009 (Commencement of Operations) through June 30, 2009

	Three Months Ended		Six Months Ended
	June 30, 2010		June 30, 2010

Revenue:
Rental income	$1,368,412	$-	$2,444,161	$-
Finance income	153,923	-	218,304	-
Income from investments in joint ventures	643,384	-	1,310,880	-
Interest and other income	510,729	-	679,682	-

Total revenue	2,676,448	-	4,653,027	-

Expenses:
Management fees	129,460	-	208,071	-
Administrative expense reimbursements	1,602,823	418,366	2,543,400	418,366
General and administrative	323,495	239,886	564,502	239,886
Depreciation and amortization	931,357	-	1,637,200	-

Total expenses	2,987,135	658,252	4,953,173	658,252

Net loss	(310,687)	(658,252)	(300,146)	(658,252)

Less: Net income attributable to noncontrolling interest	26,730	-	26,730	-

Net loss attributable to Fund Fourteen	$(337,417)	$(658,252)	$(326,876)	$(658,252)

Net loss attributable to Fund Fourteen allocable to:
Limited Partners	$(334,043)	$(651,669)	$(323,607)	$(651,669)
General Partner	(3,374)	(6,583)	(3,269)	(6,583)

	$(337,417)	$(658,252)	$(326,876)	$(658,252)

Weighted average number of limited
partnership interests outstanding	117,468	3,552	101,202	3,552

Net loss attributable to Fund Fourteen per weighted average
limited partnership interest outstanding	$(2.84)	$(183.47)	$(3.20)	$(183.47)

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Changes in Equity

	Partners' Equity

	Limited			Total
	Partnership	Limited		Partners’	Noncontrolling	Total
	Interests	Partners	General Partner	Equity	Interest	Equity
Balance, December 31, 2009	68,411	$58,640,528	$(25,478)	$58,615,050	$-	$58,615,050

Net income	-	10,436	105	10,541	-	10,541
Proceeds from sale of limited partnership interests	30,916	30,798,446	-	30,798,446	-	30,798,446
Sales and offering expenses	-	(3,209,025)	-	(3,209,025)	-	(3,209,025)
Cash distributions	-	(1,478,576)	(14,935)	(1,493,511)	-	(1,493,511)

Balance, March 31, 2010 (unaudited)	99,327	84,761,809	(40,308)	84,721,501	-	84,721,501

Net loss	-	(334,043)	(3,374)	(337,417)	26,730	(310,687)
Proceeds from sale of limited partnership interests	33,294	33,146,563	-	33,146,563	-	33,146,563
Sales and offering expenses	-	(3,496,223)	-	(3,496,223)	-	(3,496,223)
Cash distributions	-	(2,120,515)	(21,419)	(2,141,934)	(97,311)	(2,239,245)
Investment by noncontrolling interest	-	(514)	(5)	(519)	1,000,519	1,000,000

Balance, June 30, 2010 (unaudited)	132,621	$111,957,077	$(65,106)	$111,891,971	$929,938	$112,821,909

ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P.
(A Delaware Limited Partnership)
Consolidated Statements of Cash Flows
(unaudited)
		Period from June 19, 2009 (Commencement of Operations) through June 30, 2009

	Six Months Ended
	June 30, 2010

Cash flows from operating activities:
Net loss	$(300,146)	$(658,252)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Finance income	(218,304)	-
Income from investments in joint ventures	(1,310,880)	-
Depreciation and amortization	1,637,200	-
Loss on partial sale of interests in joint ventures	25,045	-
Changes in operating assets and liabilities:
Collection of finance lease	541,574	-
Other assets, net	(2,058,464)	-
Accrued expenses and other liabilities	1,500,967	-
Deferred revenue	862,502	-
Due to/from General Partner and affiliates, net	89,567	315,634
Distributions from joint ventures	1,198,271	-

Net cash provided by (used in) operating activities	1,967,332	(342,618)

Cash flows from investing activities:
Purchase of equipment	(15,013,976)	-
Investment in joint venture	(151,937)	-
Distributions from joint ventures in excess of profits	821,906	-
Investment in joint ventures by noncontrolling interest	1,350,000	-
Investment in note receivable	(10,236,727)	-
Repayment on note receivable	227,158	-

Net cash used in investing activities	(23,003,576)	-

Cash flows from financing activities:
Sale of limited partnership interests	63,945,009	4,971,696
Sales and offering expenses paid	(6,099,758)	(442,483)
Deferred charges	(438,741)	(519,042)
Investment by noncontrolling interest	1,000,000	-
Distributions to noncontrolling interest	(97,311)	-
Cash distributions	(3,635,445)	(2,459)
Redemption of limited partnership interest	-	(1,000)

Net cash provided by financing activities	54,673,754	4,006,712

Net increase in cash and cash equivalents	33,637,510	3,664,094

Cash and cash equivalents, beginning of the period	27,074,324	1,001

Cash and cash equivalents, end of the period	$60,711,834	$3,665,095

Supplemental disclosure of non-cash investing and financing activities:
Organizational and offering expenses due to Investment Manager	$218,046	$538,190
Sales commissions due to third parties	$54,935	$54,556
Organizational and offering expenses amortized to equity	$550,555	$44,051

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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